Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 193 to Registration Statement No. 002-84776 on Form N–1A of our report dated January 12, 2017 relating to the financial statements and financial highlights of Fidelity Advisor Growth & Income Fund, our reports dated January 13, 2017 relating to the financial statements and financial highlights of Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Large Cap Fund, Fidelity Advisor Equity Value Fund, Fidelity Advisor Value Strategies Fund and Fidelity Advisor Equity Growth Fund, our reports dated January 18, 2017 relating to the financial statements and financial highlights of Fidelity Advisor Stock Selector Mid Cap Fund and Fidelity Advisor Equity Income Fund, and our report dated January 19, 2017 relating to the financial statements and financial highlights of Fidelity Advisor Series Growth Opportunities Fund, each a fund of Fidelity Advisor Series I, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended November 30, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 23, 2017